FIRST AMENDMENT TO
                               ------------------
                           CREDIT AGREEMENT AND WAIVER
                           ---------------------------

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (hereinafter, the "Amendment") is entered into as of August 27, 1998 among PLUMA, INC., a North Carolina corporation (the "Borrower") and NATIONSBANK, N.A., as Agent for and on behalf of the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                    RECITALS
                                    --------

      WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of April 23, 1998 (as amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

      WHEREAS, Events of Default currently exist under the Credit Agreement (the "Existing Defaults") as a result of the failure of the Credit Parties to comply as of the fiscal quarter ending June 30, 1998 with the terms of Section 7.11(b) of the Credit Agreement, Section 7.11(d) of the Credit Agreement and Section 7.11(e) of the Credit Agreement;

      WHEREAS, the Borrower has requested that the Lenders provide a limited waiver of the Existing Defaults and continue to make available to the Borrower the Loans provided under the Credit Agreement; and

      WHEREAS, the Lenders are willing to provide a limited waiver of the Existing Defaults and continue to make available to the Borrower the Loans, based upon and subject to the terms and conditions specified in this Amendment and, in connection therewith, the Required Lenders have directed the Agent to execute this Amendment.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Reaffirmation of Existing Debt. The Credit Parties acknowledge and confirm (a) that the Agent, on behalf of the Lenders, has a valid and enforceable first priority perfected security interest in the Collateral, (b) that the Borrower's obligation to repay the outstanding principal amount of the Loans and reimburse the Issuing Lender for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims, (c) that the Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Credit Documents, and (d) by entering into this Amendment, the Lenders do not waive (except for the limited waiver of the Existing Defaults) or release any term or condition of the Credit Agreement or any of the other Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of any Credit Party thereunder.

      2. Limited Waiver. The Borrower acknowledges that it is not in compliance with the financial covenants contained in Section 7.11(b), Section 7.11(d) and
Section 7.11(e) of the Credit Agreement (the "Existing Defaults"). The Lenders hereby waive the Existing Defaults for the period from June 30, 1998 through September 29, 1998, subject to the terms and conditions set forth herein. This limited waiver shall not modify or affect (a) the Borrower's obligation to comply with Section 7.11(b), Section 7.11(d) and Section 7.11(e) on and at all times after September 30, 1998 and (b) the Borrower's obligation to comply fully with any other duty, term, condition or covenant contained in the Credit Agreement and the other Credit Documents. Nothing herein contained shall be deemed to constitute a waiver of any rights or remedies the Agent or any Lender may have under the Credit Agreement or any other Credit Documents or under applicable law.

      3. New Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement:

            "NEW CONSULTANT" SHALL HAVE THE MEANING PROVIDED SUCH TERM IN
            SECTION 7.19 HEREOF.

      4.    Amended Definitions.
            -------------------

            (a) The definition of "Applicable Percentage" set forth in Section
      1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "APPLICABLE PERCENTAGE" MEANS, FOR PURPOSES OF CALCULATING (I)
            THE APPLICABLE INTEREST RATE FOR ANY REVOLVING LOAN OR ANY TERM LOAN, (A) FOR EURODOLLAR LOANS, 3.75% THROUGH AND INCLUDING SEPTEMBER 21, 1998 AND 3.50% AT ALL TIMES AFTER SEPTEMBER 21, 1998 AND (B) FOR BASE RATE LOANS, 1.00% THROUGH AND INCLUDING SEPTEMBER 21, 1998 AND .75% AT ALL TIMES AFTER SEPTEMBER 21, 1998, (II) THE APPLICABLE RATE OF THE UNUSED FEE FOR ANY DAY FOR PURPOSES OF
            SECTION 3.5(B), .375% AND (C) THE APPLICABLE RATE FOR THE LETTER OF CREDIT FEE FOR ANY DAY, 3.50%.

            (b) The definition of "Borrowing Base" set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "BORROWING BASE" MEANS, AS OF ANY DAY, THE SUM OF (A) 85% OF
            ELIGIBLE RECEIVABLES, (B) 60% OF ELIGIBLE INVENTORY, IN EACH CASE AS SET FORTH IN THE MOST RECENT BORROWING BASE CERTIFICATE DELIVERED TO THE AGENT AND THE LENDERS IN ACCORDANCE WITH THE TERMS OF SECTION 7.1(C) AND (C) DURING THE PERIOD (I) FROM AND INCLUDING AUGUST 27, 1998 THROUGH AND INCLUDING SEPTEMBER 11, 1998, $4,000,000, (II) FROM AND INCLUDING SEPTEMBER 12, 1998 THROUGH AND INCLUDING SEPTEMBER 21, 1998, $2,000,000, AND (III) AFTER SEPTEMBER 21, 1998, $0.

      5. Minimum Amounts. Section 2.1(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(II) MINIMUM AMOUNTS. EACH EURODOLLAR LOAN THAT IS A
            REVOLVING LOAN SHALL BE IN A MINIMUM AGGREGATE PRINCIPAL AMOUNT OF $2,000,000 AND INTEGRAL MULTIPLES OF $500,000 IN EXCESS THEREOF (OR THE REMAINING AMOUNT OF THE REVOLVING COMMITTED AMOUNTS, IF LESS) AND EACH BASE RATE LOAN THAT IS A REVOLVING LOAN SHALL BE IN A MINIMUM AGGREGATE PRINCIPAL AMOUNT OF $500,000 AND INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF (OR THE REMAINING AMOUNT OF THE REVOLVING COMMITMENT, IF LESS).

      6. Voluntary Prepayments. Section 3.3(a) of the Credit Agreement is hereby amended to provide that partial prepayments of Loans (other than Swingline Loans) shall be in a minimum principal amount of $2,000,000 and integral multiples of $100,000 in excess thereof.

      7. Year 2000 Compliance. A new Section 6.25 is hereby added to the Credit Agreement and shall read as follows:

            6.25  YEAR 2000 COMPLIANCE.
                  --------------------

                  EACH CREDIT PARTY HAS (I) INITIATED A REVIEW AND ASSESSMENT OF
            ALL AREAS WITHIN ITS AND EACH OF ITS SUBSIDIARIES' BUSINESS AND OPERATIONS THAT COULD REASONABLY BE EXPECTED TO BE ADVERSELY AFFECTED BY THE "YEAR 2000 PROBLEM" (THAT IS, THE RISK THAT COMPUTER APPLICATIONS USED BY SUCH CREDIT PARTY OR ANY OF ITS SUBSIDIARIES MAY BE UNABLE TO RECOGNIZE AND PERFORM PROPERLY DATE-SENSITIVE FUNCTIONS INVOLVING CERTAIN DATES PRIOR TO AND ANY DATE AFTER DECEMBER 31, 1999), (II) DEVELOPED A PLAN AND TIMELINE FOR ADDRESSING THE YEAR 2000 PROBLEM ON A TIMELY BASIS, AND (III) TO DATE, IMPLEMENTED THAT PLAN IN ACCORDANCE WITH THE TIMETABLE. BASED ON THE FOREGOING, EACH CREDIT PARTY BELIEVES THAT ALL COMPUTER APPLICATIONS THAT ARE MATERIAL TO ITS AND ANY OF ITS SUBSIDIARIES' BUSINESS AND OPERATIONS ARE REASONABLY EXPECTED ON A TIMELY BASIS TO BE ABLE TO PERFORM PROPERLY DATE-SENSITIVE FUNCTIONS FOR ALL DATES BEFORE AND AFTER JANUARY 1, 2000 (THAT IS, BE "YEAR 2000 COMPLIANT"), EXCEPT TO THE EXTENT THAT A FAILURE TO DO SO COULD NOT REASONABLY BE EXPECTED TO HAVE MATERIAL ADVERSE EFFECT.

      8. Financial Statements. Section 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            (B) MONTHLY FINANCIAL STATEMENTS. AS SOON AS AVAILABLE, AND IN ANY EVENT WITHIN 30 DAYS AFTER THE CLOSE OF EACH CALENDAR MONTH (I) A CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT OF THE CONSOLIDATED PARTIES, AS OF THE END OF SUCH CALENDAR MONTH, TOGETHER WITH RELATED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS AND OF CASH FLOWS FOR SUCH CALENDAR MONTH IN EACH CASE SETTING FORTH IN COMPARATIVE FORM CONSOLIDATED FIGURES FOR THE CORRESPONDING PERIOD OF THE PRECEDING FISCAL YEAR AND (II) A CONSOLIDATING BALANCE SHEET AND INCOME

            STATEMENT OF THE BORROWER AND ITS MATERIAL SUBSIDIARIES, AS OF THE END OF SUCH CALENDAR MONTH, TOGETHER WITH RELATED CONSOLIDATING STATEMENTS OF OPERATIONS AND RETAINED EARNINGS AND OF CASH FLOWS
            FOR SUCH CALENDAR MONTH, IN EACH CASE SETTING FORTH IN COMPARATIVE FORM CONSOLIDATING FIGURES FOR THE CORRESPONDING PERIOD OF THE PRECEDING FISCAL YEAR, ALL SUCH FINANCIAL INFORMATION DESCRIBED ABOVE TO BE IN REASONABLE FORM AND DETAIL AND REASONABLY ACCEPTABLE TO THE AGENT, AND ACCOMPANIED BY A CERTIFICATE OF THE CHIEF FINANCIAL OFFICER OF THE BORROWER TO THE EFFECT THAT SUCH MONTHLY FINANCIAL STATEMENTS FAIRLY PRESENT IN ALL MATERIAL RESPECTS THE FINANCIAL CONDITION OF THE CONSOLIDATED PARTIES OR THE BORROWER
            AND ITS MATERIAL SUBSIDIARIES, AS APPLICABLE, AND HAVE BEEN PREPARED IN ACCORDANCE WITH GAAP, SUBJECT TO CHANGES RESULTING FROM AUDIT AND NORMAL YEAR-END AUDIT ADJUSTMENTS. THE BORROWER ACKNOWLEDGES AND AGREES THAT SUCH MONTHLY FINANCIAL STATEMENTS SHALL BE USED TO TEST THE FINANCIAL COVENANTS CONTAINED IN SECTION 7.11.

      9. Borrowing Base Certificate. The following sentence is hereby added at the end of Section 7.1(e) of the Credit Agreement and shall read as follows:

            FURTHERMORE, THE BORROWER AGREES TO PROVIDE ON EACH BUSINESS DAY TO THE AGENT AND EACH OF THE LENDERS A BORROWING BASE CERTIFICATE AS OF SUCH BUSINESS DAY SUBSTANTIALLY IN THE FORM OF EXHIBIT 7.1(E)(II) AND CERTIFIED BY THE CHIEF FINANCIAL OFFICER OF THE BORROWER TO BE TRUE AND CORRECT AS OF THE DATE THEREOF.

      10. PLAN OF ACTION; CASH FORECAST. NEW SECTIONS 7.1(O) AND 7.1(P) ARE HEREBY ADDED TO THE CREDIT AGREEMENT AND SHALL READ AS FOLLOWS:

            (O) PLAN OF ACTION. ON OR BEFORE SEPTEMBER 21, 1998, THE BORROWER SHALL PROVIDE THE AGENT WITH A DETAILED REPORT (IN FORM AND SUBSTANCE SATISFACTORY TO THE AGENT) OUTLINING ITS PLAN OF ACTION (INCLUDING A TIMETABLE FOR SUCH PLAN) FOR THOSE MATTERS IDENTIFIED ON SCHEDULE 7.1(O) ATTACHED HERETO.

            (P) CASH FORECAST. THE BORROWER WILL DELIVER EVERY OTHER WEEK (BY NO LATER THAN WEDNESDAY OF SUCH WEEK) TO THE AGENT AND EACH OF THE LENDERS A CASH FORECAST SUBSTANTIALLY IN THE FORM OF EXHIBIT 7.1(P). THE PARTIES HERETO AGREE THAT THE BORROWER'S CASH FORECAST AS OF AUGUST 24, 1998 IS AS ATTACHED HERETO AS EXHIBIT 7.1(P).

      11. Audit/Inspections. The last sentence of Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      THE CREDIT PARTIES AGREE THAT THE AGENT, AND ITS REPRESENTATIVES, MAY CONDUCT A QUARTERLY AUDIT OF THE COLLATERAL, AT THE EXPENSE OF THE BORROWER. IT IS UNDERSTOOD AND AGREED THAT THE FIRST SUCH AUDIT SHALL BE CONDUCTED IN SEPTEMBER, 1998.

      12. Business Consultant. A new Section 7.19 is hereby added to the Credit Agreement and shall read as follows:

            7.19 BUSINESS CONSULTANT. THE BORROWER HAS PREVIOUSLY RETAINED NORELLI AND COMPANY ("N&C") AS A BUSINESS AND FINANCIAL CONSULTANT FOR THE BORROWER. IMMEDIATELY UPON OBTAINING APPROVAL FROM ITS BOARD OF DIRECTORS, THE BORROWER WILL MAKE AVAILABLE TO THE LENDERS FROM TIME TO TIME APPROPRIATE REPRESENTATIVES OF N&C TO REVIEW AND DISCUSS WITH THE LENDERS THE RECOMMENDATIONS THAT HAVE BEEN MADE BY N&C TO THE BORROWER (INCLUDING MAKING AVAILABLE TO THE LENDERS COPIES OF ALL WRITTEN MATERIALS PROVIDED BY N&C TO THE BORROWER). THE LENDERS MAY ELECT TO ENGAGE, AT THE EXPENSE OF THE BORROWER, A THIRD PARTY EXPERT TO REVIEW ON BEHALF OF THE LENDERS THE INFORMATION PREPARED BY N&C. THE BORROWER COVENANTS AND AGREES THAT, IF REQUESTED BY THE REQUIRED LENDERS, THE BORROWER WILL IMMEDIATELY HIRE AN ADDITIONAL BUSINESS CONSULTANT SATISFACTORY TO THE AGENT IN THE AGENT'S REASONABLE DISCRETION (THE "NEW CONSULTANT"). THE EXACT SCOPE OF THE NEW CONSULTANT'S SERVICES SHALL BE AGREED UPON BY THE BORROWER AND THE NEW CONSULTANT, BUT MUST BE SATISFACTORY TO THE AGENT IN THE AGENT'S REASONABLE DISCRETION. IF REQUIRED TO BE RETAINED PURSUANT TO THE TERMS HEREOF THE BORROWER SHALL CAUSE THE NEW CONSULTANT (I) TO MEET PERIODICALLY WITH THE AGENT AT ITS REASONABLE REQUEST TO REPORT UPON THE NEW CONSULTANT'S FINDINGS AND RECOMMENDATIONS AND (II) TO MEET WITH THE LENDERS TO REPORT ON THE NEW CONSULTANT'S FINDINGS AND RECOMMENDATIONS. THE BORROWER SHALL PAY ALL COSTS ASSOCIATED WITH ITS RETENTION OF THE NEW CONSULTANT. THE BORROWER SHALL NOT TERMINATE THE NEW CONSULTANT'S SERVICES, OR DENY THE NEW CONSULTANT ACCESS TO INFORMATION NECESSARY TO PERFORM ITS SERVICES WITHIN THE SCOPE OF ITS ENGAGEMENT, PRIOR TO THE EXPIRATION OF SUCH ENGAGEMENT. ALL REPORTS AND INFORMATION PROVIDED BY N&A AND/OR THE NEW CONSULTANT TO THE AGENT OR THE LENDERS SHALL BE SUBJECT TO THE CONFIDENTIALITY PROVISIONS OF SECTION 11.15 HEREOF.

      13. Exhibit 7.1(e)(ii). New Exhibits 7.1(e)(ii) and 7.1(p) are hereby added to the Credit Agreement and shall read as Exhibit 7.1(e)(ii) and Exhibit 7.1(p) attached hereto.

      14. Schedule 7.1(o). A new Schedule 7.1(o) is hereby added to the Credit Agreement and shall read as Schedule 7.1(o) attached hereto.

      15. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

            (a) The Agent shall have received original duly executed counterparts of this Amendment duly executed by the Credit Parties and the Agent.

            (b) Payment by the Borrower (i) to the Agent for the pro rata benefit of the Lenders an amendment fee in an amount equal to $115,000 and
      (ii) of all other costs and expenses heretofore incurred by the Agent, including without limitation legal fees and expenses, in connection with the negotiation, administration, amendment and enforcement of any of the Credit Documents.

            (c) The Agent shall have received such other documents and information as it deems reasonably necessary.

      16.   Miscellaneous.
            -------------

            (a) The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement, and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

            (b) The Borrower hereby represents and warrants as follows:

                  (i) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (ii) This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

            (c) The Borrower represents and warrants to the Lenders that (i) except for the representation contained in Section 6.2(a) with respect to matters previously disclosed to the Lenders, the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof and (ii) no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

            (d) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

            (e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

      Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                              PLUMA, INC.


                              By:_____________________________________________
                              Name: __________________________________________
                              Title: _________________________________________


                              NATIONSBANK, N.A.,
                              as Agent for and on behalf of
                              the Lenders


                              By: ____________________________________________
                              Name: __________________________________________
                              Title: _________________________________________